WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES             EXHIBIT 12


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                                                   Three Months            Year
                                                      Ended               Ended
                                                    March 31,          December 31,
(A) Excluding interest on deposits                     2001                2000
                                                 -----------------   -----------------
Earnings:
  Income before income taxes                             $377,281          $1,275,530
  Less capitalized interest                                     0                (812)
  Fixed charges                                           313,157           1,200,426
                                                 -----------------   -----------------
    Earnings as adjusted                                 $690,438          $2,475,144
                                                 =================   =================

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                             $141,407            $559,336
  Interest on long-term debt                              165,096             614,134
  Portion of rents representative of the
   interest factor (1/3) of rental expense                  6,654              26,956
                                                 -----------------   -----------------
    Fixed charges                                        $313,157          $1,200,426
                                                 =================   =================


Ratio of earnings to fixed charges                           2.20 X              2.06 X

(B) Including interest on deposits:
  Adjusted earnings from (A) above                       $690,438          $2,475,144
  Add interest on deposits                                413,852           1,656,163
                                                 -----------------   -----------------
Earnings as adjusted                                   $1,104,290          $4,131,307
                                                 =================   =================

Fixed charges:
  Fixed charges from (A) above                           $313,157          $1,200,426
  Interest on deposits                                    413,852           1,656,163
                                                 -----------------   -----------------
Adjusted fixed charges                                   $727,009          $2,856,589
                                                 =================   =================

Adjusted earnings to adjusted fixed                          1.52 X              1.45 X
 charges

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